UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2005

ICF CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-16472	95-4628378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4030 Pike Lane, Suite C
Concord, California 94520
(Address of principal executive offices)

Registrant’s telephone number, including area code: (925) 849-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 22, 2005, the Registrant determined that as the result of ongoing discussions with the SEC staff concerning the accounting for a convertible term note and certain freestanding and embedded derivates related to shares of the Registrant’s common stock issued to Laurus Master Fund Ltd. (“Laurus”) and to certain of the Registrant’s advisors in connection with a November 30, 2004 financing transaction (the “Laurus Financing”), the Registrant may have to restate its Consolidated financial statements for the year ended December 31, 2004 and the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005. The Registrant reported its accounting for these instruments in the registration statement on Form SB-2 filed by the Registrant on August 1, 2005, as amended, and subsequently declared effective by the SEC (the “Registration Statement”), the Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 (the “2004 10-KSB”), and in certain of the Registrant’s 2005 Quarterly Reports on Forms 10-QSB.

It appears at this time that the Registrant’s results of operations, financial position, cash flows and certain disclosures regarding accounting for embedded derivatives may be impacted by issues raised during ongoing discussions with the SEC. The Registrant intends to (i) continue to discuss relevant accounting issues with the SEC staff, (ii) continue to file responses to the accounting comments which the SEC has provided to date, (iii) respond to any additional accounting comments which the SEC may provide, and, if necessary, (iv) file a restatement of financial statements contained in the Registrant’s reports for the year ended December 31, 2004 and quarters ended March 31, 2005, June 30, 2005 and September 30, 2005. To the extent that the Registrant issues such restated financial statements, all readers of this Current Report are urged to review them.

On November 30, 2004, the Registrant entered into a series of agreements with Laurus (the “Laurus Documents”) whereby the Registrant agreed to issue to Laurus: (i) a secured convertible term note in the amount of $2 million (the “Term Note”), (ii) a secured convertible revolving note in the amount of $2.5 million (the “Revolving Note”), (iii) a secured convertible minimum borrowing note in the amount of $1 million (the “Minimum Borrowing Note”; the Minimum Borrowing Note, the Term Note and the Revolving Note being referred to collectively as the “Laurus Notes”), (iv) a related option to purchase up to 886,354 shares of common stock at a price of $0.10 per share (the “Laurus Option”), and (v) a seven-year warrant to purchase up to 1,925,000 shares of common stock at a price of $2.30 per share (the “Initial Laurus Warrant”). The Laurus Financing closed on December 3, 2004, with an effective date of November 30, 2004. The indebtedness evidenced by the Laurus Notes is secured by all of the assets of the Registrant and its wholly-owned operating subsidiary, ICF Communications Solutions, Inc., a California corporation.

Each of the Laurus Notes matures on November 30, 2007. The principal amount of each of the Laurus Notes bears interest at the prime rate plus two percent with a minimum rate of 6.75%. The minimum monthly payment on the Term Note is $60,606, plus the monthly interest payment, and may be paid in cash, common stock or a combination thereof, dependent upon the occurrence of certain criteria. Laurus has the option to convert the entire amount of the obligations with respect to each of the Laurus Notes into shares of common stock at a conversion price of $1.70 per share, provided that, subject to certain exceptions, such conversion does not result in Laurus beneficially owning more than 4.99% of the Registrant’s outstanding shares of common stock.

Amortizing monthly payments on the Term Note began on March 1, 2005, and the Registrant made four cash payments of $60,606.00 between March and June (principal payments for July through December of 2005 have been deferred by amendment to the Term Note, and are due on the Term Note's maturity date) for a total of $242,424.00 in amortizing cash payments to date. The current principal balance outstanding on the Term Note is $1,757,576.00. The next amortizing monthly payment of $60,606.00 is due January 1, 2006.

In connection with subsequent amendments to certain of the Laurus Documents, including the Term Note (each as more fully described in the Quarterly Report on Form 10-QSB filed by the Registrant on November 31, 2005 for the third quarter of 2005 (the “Third Quarter 10-QSB”)), the Registrant has issued to Laurus two additional warrants to purchase an aggregate of 600,000 shares of common stock (collectively with the Initial Laurus Warrant, the “Laurus Warrants”).

During its review of the Registration Statement and the 2004 10-KSB, the SEC staff initiated discussions with the Registrant about the Registrant’s accounting for the Term Note, the Laurus Warrants, the Laurus Option and certain other warrants issued by the Registrant to advisors in connection with the Laurus Financing (each as more fully described in the Third Quarter 10-QSB) including discussions regarding the method used to account for such instruments and specifically regarding whether (i) the Registrant’s accounting treatment with respect to the discount created by detachable warrants and options issued to Laurus was appropriate, (ii) the Term Note was appropriately classified as conventional convertible debt, (iii) the Term Note contains a “beneficial conversion feature”, and (iv) the Laurus Financing contains embedded derivatives which need to be separated from their debt host and valued.

The Registrant cautions that its discussions with the SEC staff are ongoing, and as a result there can be no assurance as to (a) the ultimate outcome of such discussions or (b) the adjustments (if any) which may ultimately be required.

Until the Registrant has (a) restated and reissued its results for the applicable periods or (b) announced definitively that no such restatements will be required, investors and other users of the Registrant’s SEC filings are cautioned not to rely on the Company’s financial statements for the year ended December 31, 2004 and the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, to the extent such financial statements are affected by the accounting issues described above.

The authorized officers of the Registrant have discussed the matters disclosed in this filing with the Registrant’s independent accountant pursuant to Item 4.02(a) and the Registrant’s board of directors has approved the filing of this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF CORPORATION

Dated: December 23, 2005	By:	/s/ Janice B. Fuellhart
Janice B. Fuellhart, President and CEO